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                                                                    Exhibit 23.2


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Dun & Bradstreet Corporation and Subsidiaries of our report dated February 2, 2001 relating to the consolidated financial statements, which appear in The Dun & Bradstreet Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Independent Public Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

May 21, 2000